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                                                                     Exhibit 5.1




                                                                     May 4, 1998
Waste Management, Inc.
3003 Butterfield Road
Oak Brook, Illinois  60523

Dear Sirs:

          I am Senior Vice President and General Counsel for Waste Management, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about May 4, 1998 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering shares of the Company's common stock, par value $1.00 per share (the "Shares"), to be issued in accordance with, and upon the exercise of options granted pursuant to, the Waste Management, Inc. 1997 Equity Incentive Plan, the Wheelabrator Technologies Inc. 1992 Stock Option Plan, the 1988 Stock Plan for Executive Employees of Wheelabrator Technologies Inc. and its Subsidiaries and the Wheelabrator Technologies Inc. 1991 Stock Option Plan for Non-Employee Directors (the "Plans"). In such capacity, I, or attorneys acting under my direction, have examined the Restated Certificate of Incorporation, as amended, and By-Laws of the Company, the Plans, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

          Based upon the foregoing, I advise you that:

          1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

          2. The Company has taken all action necessary to authorize the issuance of the Shares in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

          3. Such of the Shares as may be issued in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid and nonassessable Shares of the Company.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Herbert A. Getz

Herbert A. Getz
Senior Vice President and
General Counsel

/lsl